Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 8, 2010, relating to the financial statements of The Prudential Variable Contract Account-24, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 2, 2010, relating to the consolidated financial statements of The  Prudential Insurance Company of America and its subsidiaries, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 20, 2010